Exhibit 99.1

NEWS RELEASE May 2, 2018

Tetra Tech Reports Second Quarter 2018 Results

•                  EPS $0.51; Ongoing EPS $0.54, up 13% Y/Y

•                  Increased quarterly dividend to $0.12 per share, up 20%

•                  Increasing net revenue guidance for FY18; midpoint up 8% Y/Y

•                  Increasing EPS guidance for FY18; midpoint up 20% Y/Y

Pasadena, California. Tetra Tech, Inc. (NASDAQ: TTEK) today announced results for the second quarter ended April 1, 2018.

Second Quarter Results

For the second quarter, Tetra Tech’s results exceeded net revenue and diluted earnings per share (EPS) guidance. Revenue in the second quarter totaled $700 million.  For ongoing(1) operations, revenue totaled $699 million, and revenue, net of subcontractor costs(2) (net revenue), was $533 million.  Operating income for the second quarter was $43 million, and on an ongoing basis totaled $45 million.  EPS was $0.51, and on an ongoing basis totaled $0.54, up 13% year-over-year.  Backlog at the end of the quarter was $2.5 billion.

Quarterly Dividend and Share Repurchase Program

On April 30, 2018, Tetra Tech’s Board of Directors declared a 20% increase in the quarterly dividend, raising it to $0.12 per share payable on June 1, 2018 to stockholders of record as of May 16, 2018.  Additionally, the Company has $50 million remaining under the previously approved $200 million share repurchase program.

Comments on Results

Tetra Tech’s Chairman and CEO, Dan Batrack, commented, “Tetra Tech had a very strong second quarter and record first half of the year results, exceeding the high end of our guidance range for both net revenue and earnings. Our broad-based growth has been led by work for U.S. state and local clients, which has increased organically at a double-digit rate for seven consecutive quarters, including 30% growth in the second quarter.  With the recent 2018 U.S. Federal spending bill in place, we have more visibility for the remainder of 2018. Given the strength of our results and outlook, we are increasing our guidance for both EPS and net revenue for fiscal 2018.”

(1)         Measures presented for ongoing operations are non-GAAP financial measures. Refer to Reconciliation of Revenue and Operating Results table for a reconciliation to GAAP.

(2)       Tetra Tech’s revenue includes a significant amount of subcontractor costs and, therefore, the Company believes revenue, net of subcontractor costs, which is a non-GAAP financial measure, provides a valuable perspective on its business results. Refer to Reconciliation of Revenue and Operating Results table for a reconciliation to GAAP.

Six-Month Results

Revenue for the six-month period was $1.5 billion and net revenue was $1.1 billion, up 10% and 8%, respectively, compared to the same period in fiscal 2017. Operating income for the six-month period was $91 million and EPS was $1.32, up 10% and 43%, respectively, compared to the same period in fiscal 2017.  On an ongoing basis, EPS totaled $1.18, up 22% year-over-year.

Business Outlook

The following statements are based on current expectations.  These statements are forward-looking and the actual results could differ materially.  These statements do not include the potential impact of transactions that may be completed or developments that become evident after the date of this release.  The Business Outlook section should be read in conjunction with the information on forward-looking statements at the end of this release.

Tetra Tech expects ongoing EPS for the third quarter of fiscal 2018 to range from $0.62 to $0.68.  Net revenue for the third quarter is expected to range from $525 million to $555 million.  For fiscal 2018, Tetra Tech is increasing guidance and now expects ongoing EPS to range from $2.50 to $2.62 and net revenue to range from $2.15 billion to $2.25 billion.

Webcast

Investors will have the opportunity to access a live audio-visual webcast and supplemental financial information concerning the second quarter 2018 results through a link posted on the Company’s website at tetratech.com on May 3, 2018 at 8:00 a.m. (PT).

Reconciliation of Revenue and Operating Results

In thousands (except EPS data)

	Three Months Ended			Six Months Ended
	April 1, 2018	April 2, 2017	% Y/Y	April 1, 2018	April 2, 2017	% Y/Y

Revenue	$700,262	$663,781	5%	$1,460,010	$1,332,632	10%
RCM	(1,480)	23		(8,286)	(8,209)
Ongoing revenue	$698,782	$663,804	5%	$1,451,724	$1,324,423	10%

Revenue	$700,262	$663,781	5%	$1,460,010	$1,332,632	10%
Subcontractor costs	(167,469)	(151,827)		(382,370)	(331,127)
Net revenue	$532,793	$511,954	4%	$1,077,640	$1,001,505	8%
RCM	(369)	3,704		(1,521)	1,909
Ongoing net revenue	$532,424	$515,658	3%	$1,076,119	$1,003,414	7%

Operating income	$42,716	$42,956	(1)%	$91,305	$82,811	10%
Earn-out expense (gain)	1,918	(7,149)		1,918	(7,149)
RCM	489	8,466		1,647	11,508
Ongoing operating income	$45,123	$44,273	2%	$94,870	$87,170	9%

EPS	$0.51	$0.46	11%	$1.32	$0.92	43%
Earn-out expense (gain)	0.03	(0.08)		0.03	(0.08)
RCM	—	0.10		0.01	0.13
Revaluation of deferred tax liabilities	—	—		(0.18)	—
Ongoing EPS	$0.54	$0.48	13%	$1.18	$0.97	22%

About Tetra Tech

Tetra Tech is a leading, global provider of consulting and engineering services.  We are differentiated by Leading with Science® to provide innovative technical solutions to our clients.  We support global commercial and government clients focused on water, environment, infrastructure, resource management, energy, and international development.  With more than 17,000 associates worldwide, Tetra Tech provides clear solutions to complex problems.  For more information about Tetra Tech, please visit tetratech.com, follow us on Twitter (@TetraTech), or like us on Facebook.

CONTACTS:

Jim Wu, Investor Relations

Charlie MacPherson, Media & Public Relations

(626) 470-2844

Forward-Looking Statements

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  The use of words such as “anticipate,” “expect,” “could,” “may,” “intend,” “plan” and “believe,” among others, generally identify forward-looking statements. These forward-looking statements are based on currently available operating, financial, economic and other information, and are subject to a number of risks and uncertainties.  Readers are cautioned that these forward-looking statements are only predictions and may differ materially from actual future events or results.  A variety of factors, many of which are beyond our control, could cause actual future results or events to differ materially from those projected in the forward-looking statements in this release, including but not limited to: continuing worldwide political and economic uncertainties; the U.S. Administration’s potential changes to fiscal policies; the cyclicality in demand for our overall services; the fluctuation in demand for oil and gas, and mining services; risks related to international operations; concentration of revenues from U.S. government agencies and potential funding disruptions by these agencies; dependence on winning or renewing U.S. government contracts; the delay or unavailability of public funding on U.S. government contracts; the U.S. government’s right to modify, delay, curtail or terminate contracts at its convenience; compliance with government procurement laws and regulations; credit risks associated with certain clients in certain geographic areas or industries; acquisition strategy and integration risks; goodwill or other intangible asset impairment; the failure to comply with worldwide anti-bribery laws; the failure to comply with domestic and international export laws; the failure to properly manage projects; the loss of key personnel or the inability to attract and retain qualified personnel; the ability of our employees to obtain government granted eligibility; the use of estimates and assumptions in the preparation of financial statements; the ability to maintain adequate workforce utilization; the use of the percentage-of-completion method of accounting; the inability to accurately estimate and control contract costs; the failure to adequately recover on our claims for additional contract costs; the failure to win or renew contracts with private and public sector clients; growth strategy management; backlog cancellation and adjustments; risks relating to cyber security breaches; the failure of partners to perform on joint projects; the failure of subcontractors to satisfy their obligations; requirements to pay liquidated damages based on contract performance; the adoption of new legal requirements; changes in resource management, environmental or infrastructure industry laws, regulations or programs; changes in capital markets and the access to capital; credit agreement covenants; industry competition; liability related to legal proceedings, investigations, and disputes; the availability of third-party insurance coverage; the ability to obtain adequate bonding; employee, agent, or partner misconduct; employee risks related to international travel; safety programs; conflict of interest issues; liabilities relating to reports and opinions; liabilities relating to environmental laws and regulations; force majeure events; protection of intellectual property rights; stock price volatility; the ability to impede a business combination based on Delaware law and charter documents; and other risks and uncertainties as may be described in Tetra Tech’s periodic filings with the Securities and Exchange Commission, including those described in the “Risk Factors” section of Tetra Tech’s Annual Report on Form 10-K for the year ended October 1, 2017, and Tetra Tech’s Quarterly Reports on Form 10-Q for fiscal year 2018, as well as in Tetra Tech’s other filings with the SEC.  Readers should not place undue reliance on forward-looking statements since such information speaks only as of the date of this release. Tetra Tech does not intend to update forward-looking statements and expressly disclaims any obligation to do so.

Non-GAAP Financial Measures

To supplement the financial results presented in accordance with generally accepted accounting principles in the United States (“GAAP”), we present certain non-GAAP financial measures within the meaning of Regulation G under the Securities Exchange Act of 1934, as amended. We provide these non-GAAP financial measures because we believe they provide a valuable perspective on our financial results.  However, non-GAAP measures have limitations as analytical tools and should not be considered in isolation and are not in accordance with, or a substitute for, GAAP measures.  In addition, other companies may define non-GAAP measures differently which limits the ability of investors to compare non-GAAP measures of Tetra Tech to those used by our peer companies. A reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures is included in this release.

Tetra Tech, Inc.

Consolidated Balance Sheets

(unaudited - in thousands, except par value)

	April 1, 2018	October 1, 2017

Assets
Current assets:
Cash and cash equivalents	$203,177	$189,975
Accounts receivable - net	863,219	788,767
Prepaid expenses and other current assets	65,102	49,969
Income taxes receivable	18,406	13,312
Total current assets	1,149,904	1,042,023

Property and equipment - net	55,495	56,835
Investments in unconsolidated joint ventures	3,167	2,700
Goodwill	809,690	740,886
Intangible assets - net	20,847	26,688
Deferred tax assets	8,588	1,763
Other long-term assets	35,102	31,850
Total assets	$2,082,793	$1,902,745

Liabilities and Equity
Current liabilities:
Accounts payable	$155,257	$177,638
Accrued compensation	140,426	143,408
Billings in excess of costs on uncompleted contracts	144,327	117,499
Current portion of long-term debt	15,466	15,588
Current contingent earn-out liabilities	11,669	2,024
Other current liabilities	92,863	81,511
Total current liabilities	560,008	537,668

Deferred tax liabilities	45,740	43,781
Long-term debt	463,544	341,283
Long-term contingent earn-out liabilities	18,443	414
Other long-term liabilities	54,830	50,975

Commitments and contingencies

Equity:
Preferred stock - authorized, 2,000 shares of $0.01 par value; no shares issued and outstanding at April 1, 2018 and October 1, 2017	—	—
Common stock - authorized, 150,000 shares of $0.01 par value; issued and outstanding, 55,749 and 55,873 shares at April 1, 2018 and October 1, 2017, respectively	557	559
Additional paid-in capital	161,387	193,835
Accumulated other comprehensive loss	(118,044)	(98,500)
Retained earnings	896,146	832,559
Tetra Tech stockholders’ equity	940,046	928,453
Noncontrolling interests	182	171
Total stockholders’ equity	940,228	928,624
Total liabilities and stockholders’ equity	$2,082,793	$1,902,745

Tetra Tech, Inc.

Consolidated Statements of Income

(unaudited - in thousands, except per share data)

	Three Months Ended		Six Months Ended
	April 1,	April 2,	April 1,	April 2,
	2018	2017	2018	2017

Revenue	$700,262	$663,781	$1,460,010	$1,332,632
Subcontractor costs	(167,469)	(151,827)	(382,370)	(331,127)
Other costs of revenue	(441,368)	(430,952)	(892,070)	(839,141)
Gross profit	91,425	81,002	185,570	162,364
Selling, general and administrative expenses	(46,791)	(45,195)	(92,347)	(86,702)
Contingent consideration - fair value adjustments	(1,918)	7,149	(1,918)	7,149
Income from operations	42,716	42,956	91,305	82,811
Interest expense	(4,092)	(3,099)	(7,252)	(6,007)
Income before income tax expense	38,624	39,857	84,053	76,804
Income tax expense	(9,877)	(12,990)	(9,254)	(23,348)
Net income	28,747	26,867	74,799	53,456
Net income attributable to noncontrolling interests	(22)	(5)	(40)	(32)
Net income attributable to Tetra Tech	$28,725	$26,862	$74,759	$53,424

Earnings per share attributable to Tetra Tech:
Basic	$0.51	$0.47	$1.34	$0.93
Diluted	$0.51	$0.46	$1.32	$0.92

Weighted-average common shares outstanding:
Basic	55,841	57,270	55,900	57,171
Diluted	56,673	58,270	56,825	58,194

Cash dividends paid per share	$0.10	$0.09	$0.20	$0.18

Tetra Tech, Inc.

Consolidated Statements of Cash Flows

(unaudited - in thousands)

	Six Months Ended
	April 1,	April 2,
	2018	2017

Cash flows from operating activities:
Net Income	$74,799	$53,456

Adjustments to reconcile net income to net cash from operating activities:
Depreciation and amortization	20,312	23,234
Equity in income of unconsolidated joint ventures	(2,032)	(2,489)
Distributions of earnings from unconsolidated joint ventures	1,470	2,301
Non-cash stock compensation	8,705	6,610
Deferred income taxes	(10,100)	19,851
Provision for doubtful accounts	2,390	(2,028)
Fair value adjustments to contingent consideration	1,918	(7,149)
Gain on disposal of property and equipment	(1,205)	(266)

Changes in operating assets and liabilities, net of effects of business acquisitions:
Accounts receivable	(42,912)	2,631
Prepaid expenses and other assets	(15,528)	(7,587)
Accounts payable	(26,460)	(15,587)
Accrued compensation	(11,453)	(12,888)
Billings in excess of costs on uncompleted contracts	15,367	25,139
Other liabilities	716	(5,021)
Income taxes receivable/payable	(1,213)	(29,843)
Net cash provided by operating activities	14,774	50,364

Cash flows from investing activities:
Payments for business acquisitions, net of cash acquired	(64,451)	(8,039)
Capital expenditures	(4,565)	(3,896)
Proceeds from sale of property and equipment	1,651	303
Net cash used in investing activities	(67,365)	(11,632)

Cash flows from financing activities:
Proceeds from borrowings	180,026	133,596
Payments on long-term debt	(62,109)	(137,849)
Repurchases of common stock	(50,000)	(20,000)
Net proceeds from issuance of common stock	11,945	7,661
Dividends paid	(11,172)	(10,301)
Payments of contingent earn-out liabilities	(854)	—
Net cash provided by (used in) financing activities	67,836	(26,893)

Effect of exchange rate changes on cash	(2,043)	(958)

Net increase in cash and cash equivalents	13,202	10,881
Cash and cash equivalents at beginning of period	189,975	160,459

Cash and cash equivalents at end of period	$203,177	$171,340

Supplemental information:
Cash paid during the period for:
Interest	$6,895	$5,970
Income taxes, net of refunds received of $0.3 million and $0.6 million	$20,151	$32,995